Exhibit 10.50


     Sale and Transfer Agreement, dated February 20, 2001, between Prime and HBK Master Fund, L.P., relating to the sale of 400,000 shares of the Impac Preferred Stock


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                                  Exhibit 10.50

     Sale and Transfer Agreement, dated February 20, 2001, between Prime and HBK Master Fund, L.P., relating to the sale of 400,000 shares of the Impac Preferred Stock

                          SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of February 20, 2001, by and among Prime Acquisition Corp., a Delaware corporation ("Seller"), and HBK Master Fund L.P., a Cayman Islands limited partnership ("Buyer").

     WHEREAS, Seller owns 800,000 shares of Series C 10.5% Cumulative Convertible Preferred Stock, par value $.01 per share of Impac Mortgage Holdings Inc., a Maryland corporation (the "Company"), and Seller desires to sell to Buyer, and Buyer desires to purchase, 400,000 of such shares (the "Shares") on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual promises made herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. AGREEMENT TO PURCHASE AND SELL. At the Closing (as defined below), the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, the Shares for a purchase price equal to $10,000,000.00 (the "Purchase Price") plus accrued dividends thereon at the rate of 10.5% per annum from January 1, 2001 to the Closing Date.

     2. CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place on the date of this Agreement. At or prior to the Closing, (a) Buyer will pay the Purchase Price by wire transfer of immediately available funds to an account specified by Buyer, and (b) Seller will deliver, in accordance with Instructions delivered by Buyer, the certificate or certificates representing the Shares registered in the name of Buyer.

     3. SELLER'S REPRESENTATIONS. Seller hereby represents and warrants to Buyer that:

     (a) Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. Seller's execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Seller.

     (b) At least two years have elapsed since the last date on which Seller acquired any of the Shares from the Company or from an affiliate of the Company. For such purposes, the two-year period will be calculated in accordance with Rule 144(d) under the Securities Act.

     (C) Seller is the record and beneficial owner of the Shares and has good and marketable title to the Shares, free and clear of any and all liens, claims or encumbrances, and has full right, power and authority to transfer the Shares to Buyer in accordance with the terms of this Agreement.

     4. BUYER'S REPRESENTATIONS. Buyer hereby represents and warrants to Seller that:

     (a) Buyer has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. Buyer's execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Buyer.

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     (b)  Buyer is an "accredited investor" as that term is defined in Rule 501
(a) under the Securities Act.

     5. FEES AND EXPENSES. Each party hereto shall bear its own fees and expenses incurred in connection with this Agreement the transactions consummated hereunder

     6.   MISCELLANEOUS.

     (a) Seller hereby agrees that it will provide any documentation or other Information reasonably requested by Buyer for the consummation of the transactions contemplated hereunder, including without limitation, to permit the Buyer to have the purchase and sale evidenced on the records of the Company.

     (b) This Agreement contains the entire agreement and understanding of the parties relating to the subject matter hereof and thereof and supersedes all prior written or oral and all contemporaneous oral agreements and understandings relating to such subject matter. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought.

     (c) This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the conflicts of law principles thereof.

     (d) Any notice required or permitted to be given hereunder shall be in writing delivered by facsimile or overnight courier to the number or address set forth below, and shall be deemed to have been delivered when sent by facsimile or when delivered by overnight courier.

     (e) This Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. Any signature delivered by facsimile shall create a binding obligation with the same force and effect as it such facsimile signature were the original thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives.

 PRIME ACQUISITION CORP.                      Address:
                                              200 Mamaroneck Avenue
By: LEIGH J. ABRAMS                           White Plains, New York
Name: Leigh J. Abrams                         Attn: President
Title: President and CEO                      Fax:___________________________


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                                              WITH A COPY TO:

                                              Gilbert, Segall & Young L.L.P.
                                              430 Park Avenue
                                              Now York, New York 10022
                                              Attn: Harvey Milman, Esquire
                                              Fax: (212) 644-4051

HBK MASTER FUND LP.                           ADDRESS FOR NOTICE:
By: HBK Investments L.P.
                                              c/o HBK Investments L.P.
By: /s/ KEVIN O'NEAL                          300 Crescent Court, Suite 700
    ----------------                          Dallas, Texas 75201
    Kevin O'Neal,                             Attention: General Counsel
    Authorized Signatory                      Fax: (214) 758-1207